                                                                    Exhibit 23.1






                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-8's) pertaining to the 1979 Stock Option Plan (No. 2-66181, Post-Effective Amendment No. 3, dated December 1, 1982), the 1984 Stock Option Plan (No. 2-98841, Post Effective Amendment No. 1, dated November 23, 1988), the Employee Savings Plan (No. 33-32103, dated December 7, 1989 and No. 33-49466, dated July 9, 1992), Stock Option Plan for Non-Employee Directors (No. 33-43625, dated November 1, 1991), 1994 Directors' Stock Compensation Plan (No. 33-84032, dated September 13, 1994), and the Robbins & Myers, Inc. Savings Plan for Salaried Employees of Chemineer, Edlon, and Pfaudler (No. 33-61893, dated August 17, 1995), the Robbins & Myers, Inc. 1994 Long-term Incentive Plan (No. 333-00291, dated January 19, 1996), the Robbins & Myers, Inc. 1995 Stock Option Plan for Non-employee Directors (No. 333-00293, dated January 19, 1996) and the Investor Stock Purchase Plan (No. 333-31235, dated July 14, 1997) of our report dated September 30, 1997, except for the Subsequent Event footnote, as to which the date is November 21, 1997, with respect to the consolidated financial statements and schedule of Robbins & Myers, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) for the year ended August 31, 1997.



                                                     /s/ Ernst & Young LLP

Dayton, Ohio
November 21, 1997